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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-74469) and related Prospectus of Kitty Hawk, Inc. for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the consolidated financial statements of Kitty Hawk, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
March 30, 1999